Exhibit 99.1

201 Technology Drive • Irvine • California • 92618
Telephone:	(949) 450-5400
Facsimile:	(949) 450-5300
Email: IR@endocare.com
Website: www.endocare.com
FOR RELEASE on May 1, 2008 at 6:00 am (EDT)

Investor Contact: Matt Clawson Allen & Caron, Inc. (949) 474-4300 matt@allencaron.com www.allencaron.com	Media Contact: Len Hall Allen & Caron, Inc. (949) 474-4300 len@allencaron.com www.allencaron.com	For Additional Information: Craig T. Davenport, CEO Michael R. Rodriguez, CFO Endocare, Inc. (949) 450-5400 www.endocare.com
ENDOCARE REPORTS 2008 FIRST QUARTER FINANCIAL RESULTS
7.9 Percent Year-Over-Year Increase in Revenue;
Gross Margin Increase Continues;
Net Losses Decline
     IRVINE, CA (May 1, 2008) . . . Endocare, Inc. (NASDAQ: ENDO), an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation, today reported solid growth in revenues, cryoprobe sales and procedures and continued expense reductions in the three months ended March 31, 2008, resulting in a 48.1 percent reduction in net loss compared to the first quarter of 2007.
     For the first quarter of 2008, total revenues were $8.1 million, up 7.9 percent from $7.5 million in the first quarter of 2007 and up sequentially 17.8 percent from the $6.9 million in the fourth quarter of 2007. Cryoprobe sales in the 2008 first quarter totaled 12,203, an 8.8 percent increase from the 11,211 sold in the first quarter of 2007. The estimated number of domestic cryoablation procedures performed was 2,568, up from 2,315 in the prior-year period.
     Endocare Chairman, CEO and President Craig T. Davenport said, “We were pleased with the solid growth we achieved in the first quarter of 2008 over what was a strong first quarter last year. Our sales force continues to report steady progress in its sales activities with prospective physician customers. We believe this is due in part to the continuing publication of clinical research, media coverage of cryoablation and increased physician attention on focal cryoablation at numerous focal cryoablation conferences held around the United States by prestigious medical institutions during the first quarter.” Davenport continued, “The launch of our variable cryoprobe, or V-Probe, technology has been received enthusiastically by existing and prospective physicians due in part to the potentially significant advantages that the V-Probe offers. Providing one probe that can create five different-sized isotherms offers the ability to individualize the treatment on a patient-by-patient basis.”
     Gross margin for the first quarter of 2008 increased to 69.2 percent, compared to 65.3 percent in last year’s first quarter and from 67.1 in the fourth quarter of 2007. Gross margin continues to benefit from production efficiencies and manufacturing cost reductions, but these were somewhat offset in the 2008 first quarter by adjustments to inventory reserves which reduced gross margin by 1.5 percentage points.
     Net loss for the 2008 first quarter was $1.7 million, or $0.14 loss per share. For the first quarter of 2007, the net loss was $3.3 million, or $0.32 loss per share.
     Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), which excludes non-cash stock compensation expense, was a loss of $681,000 for the first quarter of 2008, compared to an adjusted EBITDA loss of $2.1 million for the 2007 corresponding period. A reconciliation of the differences between the GAAP net losses and the adjusted EBITDA losses is included in an accompanying table.
     Chief Financial Officer Michael R. Rodriguez said, “Growth and cost-controls continue to propel the company towards adjusted EBITDA and cash flow positive territory. In addition, our access to working capital via cash on hand, our asset-based line of credit and our stock purchase agreement announced in October 2006 remains strong as we look forward into 2008.”
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ENDOCARE REPORTS 2008 FIRST QUARTER FINANCIAL RESULTS
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New Business Metrics
     As announced on the 2007 third quarter conference call, the Company is augmenting and will soon be replacing procedure estimates as a business metric with probe sales data. Probe sales are reported in two categories: straight probes, which are typically, although not always, used in prostate procedures and right-angle probes, which are typically used in procedures other than prostate procedures. Given the Company’s migration to a disposable sales model, the increased variability in the way physicians use the Company’s probes and the fact that customers are more often maintaining inventories of the Company’s products, it has become more difficult to estimate precisely the number of procedures performed using the Company’s products. In the interest of better visibility and more straightforward measures of progress, management has elected to provide these new metrics.

				Three months ended
	Year ended December 31,			March 31,
	2005	2006	2007	2007	2008
Estimated domestic cryoablation procedures	6,407	7,802	9,373	2,315	2,568
Number of cryoprobes sold:
Straight probes	29,943	33,598	38,909	9,764	10,283
Right-angle probes	2,803	4,590	6,308	1,447	1,920

Total	32,746	38,188	45,217	11,211	12,203

Conference Call
     As previously announced, Endocare will host a conference call today, May 1, 2008, to discuss the Company’s results for its first quarter ended March 31, 2008. The call will take place at 11:00 a.m. (Eastern) and will be broadcast live over the Internet. Web participants are encouraged to go to the Company’s website (http://ir.endocare.com/events.cfm) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archived replay will be available immediately following the conference call at http://ir.endocare.com/events.cfm.
Use of Non-GAAP Financial Measures
     The Company uses, and this press release contains and the related conference call will include, the non-GAAP metric of adjusted EBITDA. The calculation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, and also excluding non-cash stock compensation expense, collectively “adjusted EBITDA”) has no basis in GAAP. The Company’s management believes that this non-GAAP financial measure provides useful information to investors, permitting a better evaluation of the Company’s ongoing and underlying business performance, including the evaluation of its performance against its competitors in the healthcare industry. Management uses this non-GAAP financial measure for purposes of its internal projections and to evaluate the Company’s financial performance.
     Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. A complete reconciliation of this non-GAAP financial measure for the applicable periods to the most directly comparable GAAP measures is presented in an accompanying table.
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ENDOCARE REPORTS 2008 FIRST QUARTER FINANCIAL RESULTS
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About Endocare
     Endocare, Inc.—www.endocare.com— is an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation. Endocare has initially concentrated on developing cryoablation (freezing) technologies for the treatment of prostate cancer and believes that its proprietary technologies have broad applications across a number of markets, including the ablation of tumors in the kidney, lung and liver and palliative intervention (treatment of pain associated with metastases).
     Statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in “Risk Factors” in the Company’s Forms 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to, the following items: the Company may incur significant expenses in the future as a result of the Company’s obligation to pay legal fees for and otherwise indemnify former officers and former directors in connection with the ongoing investigations and legal proceedings involving them; uncertainty relating to third party reimbursement; the Company has a limited operating history with significant losses and losses may continue in the future; the Company may require additional financing to sustain its operations and without it the Company may not be able to continue operations; the sale of the Company’s common stock to Fusion Capital may cause dilution, and the sale of the shares of common stock acquired by Fusion Capital or Frazier Healthcare Ventures could cause the price of the Company’s common stock to decline; the Company’s business may be materially and adversely impacted by the loss of the Company’s largest customer or the reduction, delay or cancellation of orders from this customer or if this customer delays payment or fails to make payment; the Company may be required to make state and local tax payments that exceed the Company’s settlement estimates; uncertainty regarding the ability to convince health care professionals and third party payers of the medical and economic benefits of the Company’s products; the risk that intense competition and rapid technological and industry change may make it more difficult for the Company to achieve significant market penetration; and uncertainty regarding the ability to secure and protect intellectual property rights relating to the Company’s technology. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise, or update publicly, any forward-looking statements for any reason.
TABLES FOLLOW

ENDOCARE REPORTS 2008 FIRST QUARTER FINANCIAL RESULTS
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ENDOCARE, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended March 31,
	2008	2007
Total revenues	$8,143	$7,546
Costs and expenses:
Cost of revenues	2,505	2,622
Research and development	569	616
Selling and marketing	3,828	3,763
General and administrative	3,040	3,829

Total costs and expenses	9,942	10,830

Loss from operations	(1,799)	(3,284)
Interest income, net	109	25

Net loss	$(1,690)	$(3,259)

Net loss per share — basic and diluted.	$(0.14)	$(0.32)
Weighted average shares of common stock outstanding:	11,785	10,313
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ENDOCARE REPORTS 2008 FIRST QUARTER FINANCIAL RESULTS
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ENDOCARE, INC. AND SUBSIDIARY
RECONCILIATION OF GAAP NET LOSS TO EARNINGS BEFORE INTEREST, TAXES,
DEPRECIATION, AMORTIZATION AND STOCK COMPENSATION EXPENSE
(“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2008	2007
GAAP loss from continuing operations	$(1,690)	$(3,259)
Add:
Depreciation	125	182
Amortization of intangibles	125	127
Interest expense	31	56

Subtotal	(1,409)	(2,894)
Add: Stock compensation expense	728	783

Adjusted EBITDA	$(681)	$(2,111)

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ENDOCARE REPORTS 2008 FIRST QUARTER FINANCIAL RESULTS
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ENDOCARE, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,515	$7,712
Accounts receivable, net	4,507	3,530
Inventories, net	3,144	3,022
Prepaid expenses and other current assets	448	2,081

Total current assets	14,614	16,345

Property and equipment, net	792	850
Intangibles, net	2,952	3,077
Investments and other assets	989	989

Total assets	$19,347	$21,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,374	$2,194
Accrued compensation	2,846	3,895
Other accrued liabilities	3,056	3,034
Line of credit	880	880
Capital lease obligation, current portion	25	28

Total current liabilities	9,181	10,031
Capital lease obligation	82	84
Deferred compensation	266	227
Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized; 11,801 and 11,762 issued and outstanding as of March 31, 2008 and 2007, respectively	12	12
Additional paid-in capital	201,253	200,663
Accumulated deficit	(191,447)	(189,756)

Total stockholders’ equity	9,818	10,919

Total liabilities and stockholders’ equity	$19,347	$21,261

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